Exhibit 99.2
REVOCABLE PROXY
PRESTIGE COMMUNITY BANK
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
The shareholder signing this proxy card appoints                      as proxyholder with the power to appoint his substitute, and authorizes him to represent and to vote, as designated, all of the shares of the common stock of Prestige Community Bank that the shareholder holds of record on                     , at the Special Meeting of Shareholders of Prestige Community Bank to be held on                     , and at any adjournment thereof.
THIS PROXY, WHEN PROPERLY SIGNED BY YOU, WILL BE VOTED IN THE MANNER YOU DIRECT ON THIS CARD. IF YOU SIGN AND TIMELY RETURN THIS CARD BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE LISTED PROPOSALS, AND IN THE DISCRETION OF THE PROXYHOLDERS NAMED IN THIS PROXY UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT.
THIS PROXY MAY BE REVOKED BY YOU AT ANY TIME BEFORE IT IS VOTED AT THE SPECIAL MEETING.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”
THE PROPOSALS LISTED BELOW.
1.	To approve the Agreement and Plan of Merger, dated as of October 19, 2007, by and among First Priority Financial Corp., First Priority Bank, and Prestige Community Bank, that provides for the acquisition of Prestige Community Bank by First Priority Financial Corp. through the merger of Prestige with and into First Priority Bank.

[ ] For	[ ] Against	[ ] Abstain
2.	The adjournment of the meeting, if necessary, to permit further solicitation of proxies in the event that there are not sufficient votes at the time of the meeting for a quorum or to approve the merger.

[ ] For	[ ] Against	[ ] Abstain
          I/We hereby acknowledge the receipt, prior to the signing of this Proxy, of a Notice of Special Meeting of Shareholders of Prestige Community Bank called for                      and a Proxy Statement/Prospectus for the Special Meeting.

DATE:
Signature

Signature
Please sign exactly as your name appears below and print the date on which you sign the proxy in the spaces provided above. If signed on behalf of a corporation, please sign in corporate name by an authorized officer. If signing as a representative, please give full title as such. For joint accounts, only one owner is required to sign.

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